Exhibit 99.1

ServiceSource Appoints Rishi Bajaj to Join Board of Directors

San Francisco, CA - November 14, 2014 - ServiceSource® (NASDAQ:SREV), the global leader in recurring revenue and customer success management, today announced that it has appointed Rishi Bajaj, a Managing Principal and Portfolio Manager of Altai Capital Management, L.P. ("Altai Capital"), to its Board of Directors. Mr. Bajaj has extensive experience in finance and capital markets, and his appointment is expected to bring additional expertise to ServiceSource's Board as the company continues to execute on its strategy to return the business to growth and profitability. With the addition of Mr. Bajaj, the ServiceSource Board has been increased to nine members.

"We have enjoyed getting to know Rishi since Altai Capital's first investment in ServiceSource in 2012 and we have valued Altai's thoughts and insights regarding our business," said Bruce Dunlevie, lead director of ServiceSource. "We are pleased to bring Rishi's perspective to the board room as we continue to work diligently to increase shareholder value."

"ServiceSource is a recognized leader in the growing Recurring Revenue Management industry," said Mr. Bajaj. "I am excited to work with management and the Board to help restore ServiceSource's profitability and better deliver and communicate the exceptional value inherent in this company for the benefit of customers and stakeholders."

Prior to co-founding Altai Capital, Mr. Bajaj was a Senior Analyst at Silver Point Capital, L.P. and a Mergers and Acquisitions and Restructuring Analyst at Gleacher Partners, Inc. Mr. Bajaj holds a Bachelor of Science degree in Economics with concentrations in Finance and Statistics from the Wharton School, University of Pennsylvania.

Altai Capital Management, L.P. is an SEC-registered investment advisor to private investment funds. Altai Capital employs a value-oriented strategy to make investments in various corporate securities and instruments, including equities, bank debt and bonds. Altai beneficially owns approximately 14% of ServiceSource's outstanding common stock.

About ServiceSource

ServiceSource International, Inc. (NASDAQ: SREV) is the global leader in recurring revenue and customer success management. B2B companies use ServiceSource to drive growth and build long-standing relationships across the customer lifecycle. Through its software and services, ServiceSource delivers higher subscription, maintenance and support revenue, and improved customer retention. Headquartered in San Francisco, ServiceSource® manages over $14.5 billion in revenue for the world's largest and most respected technology, industrial, healthcare and life sciences, and media and information companies. For more information, go to www.servicesource.com.

Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding the benefits of ServiceSource offerings, including our cloud platform and applications and, as applicable, our managed services offerings. These forward-looking statements are based on our current assumptions and beliefs, and involve risks and uncertainties that could cause our results to differ materially from those expressed or implied in our forward-looking statements. Those risks and uncertainties include, without limitation, fluctuations in our quarterly results of operations; the risk of material defects or errors in our software offerings or their failure to meet customer expectations; migrating customers to Renew OnDemand and other SaaS offerings and the ability to integrate such offerings with other third-party applications used by our customers; errors in estimates as to the renewal rate improvements and/or service revenue we can generate for our customers; our ability to grow the market for service revenue management; our ability to protect our intellectual property rights; the risk of claims that our offerings infringe the intellectual property rights of others; changes in market conditions that impact our ability to sell the Renew OnDemand or other SaaS solutions and/or generate service revenue on our customers' behalf; the possibility that our estimates of service revenue opportunity under management and other metrics may prove inaccurate; demand for our offering that falls short of expectations; our ability to keep customer data and other confidential information secure; our ability to adapt our solution to changes in the market or new competition; general political, economic and market conditions and events; and other risks and uncertainties described more fully in our periodic reports and registration statements filed with the Securities and Exchange Commission, which can be obtained online at the Commission's website at http://www.sec.gov. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements.

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Media Contact for ServiceSource
Randy Brasche
415 901 7719
rbrasche@servicesource.com

Investor Relations Contact for ServiceSource
Erik Bylin
415 901 4182

ebylin@servicesource.com

Trademarks
ServiceSource, Renew OnDemand, Scout and any ServiceSource product or service names or logos above are trademarks of ServiceSource International, Inc. All other trademarks used herein belong to their respective owners.